Exhibit 99.2

NEWS RELEASE

CONTACT: MEDIA Meghan Cox Manager Corporate Communications T — (412) 433-6777 E — mmcox@uss.com	INVESTORS/ANALYSTS Dan Lesnak General Manager Investor Relations T — (412) 433-1184 E — dtlesnak@uss.com

FOR IMMEDIATE RELEASE

UNITED STATES STEEL CORPORATION ANNOUNCES PRICING OF SENIOR NOTES OFFERING

PITTSBURGH, March 13, 2018 — United States Steel Corporation (NYSE: X) (the “Company” or “U. S. Steel”) today announced the pricing of its $650 million aggregate principal amount of 6.250% Senior Notes due 2026 (the “Notes”). The Notes were issued at a price equal to 100% of their face value. The Notes will pay interest semi-annually in arrears on March 15 and September 15 of each year beginning on September 15, 2018, and will mature on March 15, 2026, unless earlier redeemed or repurchased.

The Company intends to use the net proceeds from this offering, together with cash on hand, to fund a tender offer for, or the redemption of, all of its outstanding 8.375% Senior Secured Notes due 2021 and the payment of related fees and expenses.

J.P. Morgan, BofA Merrill Lynch, Barclays, Wells Fargo Securities, Credit Suisse, Citigroup, Goldman Sachs and Morgan Stanley are acting as joint book-running managers for the Notes offering.

The Notes are being offered pursuant to an automatic shelf registration statement that became effective upon filing with the SEC on March 3, 2016. Before making an investment in the Notes, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about U. S. Steel and the offering. Potential investors may obtain these documents for free by visiting

©2018 U. S. Steel. All Rights Reserved	www.ussteel.com	United States Steel Corporation

EDGAR on the SEC website at www.sec.gov. Alternatively, potential investors can obtain copies of these documents from: J.P. Morgan, 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attn: Syndicate Desk, hy_syndicate@restricted.chase.com, 1-800-245-8812 (toll free); BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, dg.prospectus_requests@baml.com, 1-800-294-1322 (toll free); Barclays, c/o Broadridge Financial Solutions; 1155 Long Island Avenue, Edgewood, New York 11717, barclaysprospectus@broadridge.com, 1-888-603-5847 (toll free); Wells Fargo Securities, 608 2nd Ave S, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, wfscustomerservice@wellsfargo.com, 1-800-645-3751 Opt 5; Credit Suisse, One Madison Avenue, New York, NY 10010, Attention: Prospectus Department, newyork.prospectus@credit-suisse.com, 1-800-221-1037 (toll free); Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, prospectus@citi.com, 1-800-831-9146 (toll free); Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Prospectus Department, prospectus-ny@ny.email.gs.com, 1-866-471-2526 (toll free); Morgan Stanley, 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department, prospectus@morganstanley.com, 1-866-718-1649 (toll free).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer or sale of the Notes will be made only by means of a prospectus supplement relating to the offering of the Notes and the accompanying prospectus.

This press release does not constitute an offer to purchase any of the Company’s 8.375% Senior Secured Notes due 2021. Any such offer will be made exclusively pursuant to the terms of, and subject to the conditions set forth in, an offer to purchase related to such tender offer.

Cautionary Statement

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and

Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from those reflected in such statements. Accordingly, U. S. Steel cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on the potential factors, please review U. S. Steel’s filings with the SEC, including, but not limited to, U. S. Steel’s Annual Report on Form 10-K and its Current Reports on Form 8-K.

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United States Steel Corporation, headquartered in Pittsburgh, Pa., is a leading integrated steel producer and Fortune 300 company with major operations in the United States and Central Europe. For more information about U. S. Steel, please visit www.ussteel.com.